Exhibit 99.1

INOVALON TO ACQUIRE ABILITY NETWORK

Combination creates a vertically-integrated leader in
cloud-based enablement of data-driven, value-based care

Accretive transaction accelerates growth and enhances profitability

Please refer to our Transaction Presentation, available at http://investors.inovalon.com, which contains detailed information about the transaction and preliminary financial guidance that will be referenced during the Company’s conference call.

BOWIE, Md. – March 7, 2018 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering a data-driven transformation from volume-based to value-based models across the healthcare ecosystem, today announced it has entered into a definitive agreement to acquire ABILITY® Network (“ABILITY”) for aggregate consideration of $1.2 billion in cash and restricted stock, creating a vertically-integrated leader in cloud-based enablement of data-driven, value-based care. The transaction is expected to close in April 2018, subject to customary closing conditions and regulatory approvals and is expected to be accretive to Inovalon’s Non-GAAP diluted net income per share in 2018.

ABILITY is a leading cloud-based Software-as-a-service (SaaS) technology company helping to simplify the administrative and clinical complexities of healthcare. Through the myABILITY® software platform, an integrated set of cloud-based applications for providers, ABILITY provides core connectivity, administrative, clinical, and quality analysis, management, and performance improvement capabilities to more than 44,000 acute, post-acute and ambulatory point-of-care provider facilities.

The extensive datasets, on-demand compute capability, advanced analytics, and broad healthcare ecosystem connectivity enabled by the Inovalon ONE™ Platform will provide a significant expansion of application offerings within the myABILITY® software platform while also expanding the nature and reach of high-value solutions for Inovalon’s existing payer, pharma, and device client-base.

Upon closing, the combination of Inovalon and ABILITY creates a vertically integrated cloud-based platform empowering the achievement of real-time, value-based care from payers, manufacturers, and diagnostics all the way to the patient’s point of care.

Meaningful Benefits to Healthcare

Together, Inovalon and ABILITY will bring capabilities unparalleled in empowering a comprehensive vertical integration of value-based healthcare. The power of advanced, ultra-high-speed, on-demand data and analytics brought to the patient’s point-of-care within the work-flow where care is delivered will enable high-value and high-impact applications of data sought after by health plans, employers, pharmaceutical companies, medical device manufacturers, and diagnostic companies. Concurrently, acute, post-acute, and ambulatory care providers are eager to have access to deeper data, more advanced analytics, data-driven best-practices, clinical care protocols and decision support, and value-based tools to empower them to better succeed in a marketplace asserting growing cost pressures, outcomes expectations, and increasingly complex contract structures upon them. The capabilities achieved through the combination of Inovalon and ABILITY will empower a highly symbiotic ecosystem and a resulting value that is much greater than the sum of the parts.

Meaningful Benefits to Shareholders

The combination will both leverage and enhance the data assets of Inovalon, will expand efficiencies gained through connectivity, and will increase the overall reach of the Company’s data-driven intervention impact. From a sales perspective, the combination is expected to increase the addressability of the Company’s total addressable market (TAM), increase the combined Company’s differentiators, increase the number of clients from which cross selling can be achieved, and provide a significant high-volume, high-velocity distribution channel for additional applications and capability enhancements enabled by Inovalon’s Platform. Further, the transaction will diversify Inovalon’s customer size, customer segments, and customer concentration.

ABILITY’s high-value and differentiated offerings have been positively recognized in the marketplace, resulting in strong financial performance in 2017 with revenue growth of 10%, gross margins over 80%, Adjusted EBITDA margin of over 50%, bookings growth of 31%, a high recurring revenue of approximately 99%, and strong customer retention rates of approximately 92% (based on unaudited financial statements). These added strengths result in the combination contributing significant positive Adjusted EBITDA (adding at least an estimated $50 million in 2018 presuming an early April 2018 closing) and an increase in both the Company’s gross margins and Adjusted EBITDA margin (to more than an estimated 70% and 29% respectively in 2018 presuming an early April 2018 closing).

“This will be an industry-leading combination, resulting in the creation of a vertically-integrated leader in cloud-based enablement of data-driven, value-based care,” said Keith Dunleavy, M.D., chief executive officer and chairman of the board of Inovalon. “The addition of ABILITY’s innovative platform-based applications, extensive provider client base and connectivity, and efficient, high-volume distribution channel will enable Inovalon to deliver increasingly differentiated value to both ABILITY’s provider customers and Inovalon’s established client base, as well as drive significant growth and accretive financial performance for our shareholders in 2018 and going forward.”

“Inovalon and ABILITY share important commonalities – a common mission to enable data-driven improvements in healthcare, and a common technology vision focused on cloud-based platform architecture, real-world data, connectivity, and a recurring subscription-based model,” said Mark A. Pulido, chairman and chief executive officer of ABILITY. “ABILITY has established a trusted relationship with tens of thousands of provider facilities of all sizes across our nation. Combining our capabilities with the many strengths of the Inovalon ONE™ Platform will enable significant innovation throughout the healthcare vertical – from the largest of the payers and manufacturers - down to the individual patient’s point of care.”

Financial and Other Details

Inovalon has agreed to acquire ABILITY for $1.2 billion, comprised of $1.1 billion in cash and $100 million in restricted Inovalon stock (translating into 7.6 million shares, based on the 45-day trailing average stock price for INOV as of March 5, 2018 of $13.16), equating to an acquisition price of 16.6x ABILITY’s LTM December 31, 2017 Adjusted EBIDTA of $72.1 million. Inovalon will finance the transaction through the aforementioned 7.6 million shares of restricted equity, cash on hand, and borrowings from a new $980 million term loan for which a commitment has been obtained, and which will also be used to pay off and replace the Company’s existing credit facility indebtedness. Morgan Stanley Senior Funding, Inc. is providing the financing commitment for the acquisition and will lead the financing. The Company will continue to have strong liquidity with approximately $75 million in cash, an untapped $100 million revolver, and a pro-forma net debt to Adjusted EBITDA ratio of approximately 4.1x at year-end 2018, dropping to approximately 3.3x at year-end 2019 in the setting of the Company’s strong cash flow. The transaction has been unanimously approved by the Inovalon and ABILITY boards of directors and is not subject to a financing contingency or approval by Inovalon’s stockholders.

Inovalon’s preliminary updated financial guidance for 2018 is presented in the table below, which assumes the acquisition of ABILITY closes in early April, 2018. This preliminary guidance is based on current expectations and will be updated upon closing of the transaction. Additional details are provided within the Company’s supplemental Transaction Presentation made available on the Company’s investor website.

Financial Metric	Updated 2018 Guidance[1] Provided March 7, 2018	Prior 2018 Guidance Provided February 20, 2018
Revenue	$568 million to $593 million	$462 million to $482 million
Net (loss)/ income	($5 million) to $3 million [2]	$12 million to $16 million
Non-GAAP net income	$52 million to $61 million	$44 million to $49 million
Adjusted EBITDA	$163 million to $174 million	$113 million to $121 million
Diluted net (loss)/income per share[3]	($0.03) to $0.02	$0.09 to $0.11
Non-GAAP diluted net income per share[3]	$0.36 to $0.42	$0.31 to $0.35

[1]	The Company’s previously provided guidance of February 20, 2018 remains unchanged except for the addition of ABILITY Network’s impact presuming an acquisition closing in early April, 2018.

[2]
GAAP net (loss)/income includes estimated: one-time transaction costs of $4.0 million, non-recurring integration costs of $7.5 million, and deal-related intangible asset amortization of $21.0 million using an estimated intangible asset useful life of 15 years (totaling approximately $32.5 million).

[3]
The Company is assuming 146 million shares for the full year 2018, up from 140 million shares assumed in guidance previously. Additionally, the Company’s guidance assumes an effective tax rate of approximately 30% for the full year 2018.

Upon closing of the transaction, Jamison Rice, EVP, chief financial officer of ABILITY, will serve as general manager & divisional president of ABILITY and join Inovalon’s executive leadership team (ELT) reporting to Inovalon’s CEO, Keith Dunleavy, M.D. Mark Pulido, chairman & chief executive officer of ABILITY, is expected to join Inovalon’s board of directors and serve as an advisor on the integration of ABILITY with Inovalon. Senior management of ABILITY have entered into employment agreements with Inovalon which go into effect pending the closing of the transaction. The 7.6 million shares of restricted Inovalon equity will be held predominantly by Summit Partners and Bain Capital Ventures, as well as by ABILITY’s senior management, and will remain restricted from sale or transfer (50% for 12 months and the remaining 50% for 18 months).

Conference Call and Presentation Webcast

Inovalon will host a conference call to discuss the transaction at 8:00 a.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 2648759; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com). In addition, Inovalon will provide a live presentation webcast, which can be accessed at https://edge.media-server.com/m6/p/j9v9pnvx.

Please refer to our Transaction Presentation, available at http://investors.inovalon.com, which contains detailed information about the transaction and financial guidance that will be referenced during the Company’s conference call. The Transaction Presentation will also be webcast at https://edge.media-server.com/m6/p/j9v9pnvx.

About ABILITY® Network

ABILITY® Network is a leading information technology company helping providers and payers simplify the administrative and clinical complexities of healthcare through innovative applications and data analytics. ABILITY is headquartered in Minneapolis with principal offices in Boston and Tampa.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering a data-driven transformation from volume-based to value-based models throughout the healthcare industry. Through the Inovalon ONE™ Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in petabyte volumes to arrive at sophisticated insights in real-time, drive impact wherever it is analytically identified best to intervene, and intuitively visualize data and information to inform business strategy and execution. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables the assessment and improvement of clinical and quality outcomes and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Providing technology that supports a client base approaching 500 healthcare organizations, Inovalon's platforms are informed by data pertaining to more than 932,000 physicians, 455,000 clinical facilities, and 240 million Americans. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of a potential combination of Inovalon and ABILITY, including the expected accretive effect of the merger on Inovalon’s financial results, the anticipated benefits that would result from the merger, expectations about future business plans, prospective performance and opportunities, required regulatory approvals, the expected timing of the completion of the transaction, the anticipated financing of the transaction, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, and financial guidance for 2018. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully completing the acquisition of ABILITY and the integration thereof; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE™ Platform, Data Diagnostics® and INDICES® Value-Based Provider Platform; the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate, including the Tax Cuts and Jobs Act of 2017; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:
Net (Loss)/Income	$(5)	$3
Depreciation and amortization	86	86
Loss on disposal of equipment	—	—
Interest expense	38	38
Interest income	(1)	(1)
(Benefit)/provision for income taxes(1)	(1)	1
EBITDA	117	127
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	4	4
Integration costs	9	10
Contingent consideration accretion	6	6
Compensatory contingent consideration	2	2
Other non-comparable items(2)	5	5
Adjusted EBITDA	$163	$174
Adjusted EBITDA margin	28.7%	29.4%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions, except per-share amounts)	Low	High
Reconciliation of Net Income to Non-GAAP net income:
Net (Loss)/Income	$(5)	$3
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	4	4
Integration costs	9	10
Contingent consideration accretion	6	6
Compensatory contingent consideration	2	2
Amortization of acquired intangible assets	36	36
Other non-comparable items(1)	5	5
Tax impact of add-back items(2)	(25)	(25)
Non-GAAP net income	$52	$61

GAAP diluted net income per share	$(0.03)	$0.02
Non-GAAP diluted net income per share	$0.36	$0.42
Weighted average shares of common stock outstanding - diluted	146	146
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, realized losses on short-term investments, loss or gain on disposal of equipment, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above. Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), amortization of acquired intangible assets, tax on equity exercises, and other non-comparable items.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Kim Collins
Phone: 301-809-4000 x1473
kcollins@inovalon.com

George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com